Exhibit 5


                           THIRD AMENDMENT AGREEMENT
                           -------------------------

         THIRD AMENDMENT AGREEMENT, dated as of September 10, 1996, to the Credit Agreement, dated as of June 5, 1995 (as the same has been heretofore, and may be further, amended, supplemented or modified from time to time in accordance with its terms, the "Credit Agreement"), among Donnkenny Apparel, Inc., a Delaware corporation ("DKA"), and Beldoch Industries Corporation, a Delaware corporation (collectively with DKA, the "Borrowers"), the Guarantors named therein and signatories thereto, the lenders named in Schedules 2.01(a) and (b) to the Credit Agreement (collectively, the "Lenders"), and The Chase Manhattan Bank (formerly known as Chemical Bank) as agent for the Lenders (in such capacity, the "Agent"). Capitalized terms used herein but not otherwise defined herein shall have the meanings attributed thereto in the Credit Agreement.

         WHEREAS, DKA desires to acquire all of the outstanding capital stock of Fashion Avenue Knits Inc., a New York corporation ("Fashion"), The Sweater Company, Inc., a New York corporation ("Sweater Company"), Sitazi, Ltd., a New York corporation ("Sitazi"), and Lonestar Sportswear Co., Inc., a New York corporation ("Lonestar"), pursuant to the Stock Purchase Agreement dated as of September 3, 1996 among DKA and Mel Weiss (the "Stock Purchase Agreement"); and

         WHEREAS, the Borrowers have requested, and the Lenders and Agent have agreed to, certain amendments in and waivers to the Credit Agreement.

         NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the fulfillment of the conditions set forth below, the parties hereto agree as follows:

         SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT

         1.1 Each of Fashion and Sweater Company (collectively, the "New Guarantors") shall be added to the Credit Agreement as a "Guarantor" as such term is defined in the Credit Agreement. Each of the New Guarantors, by its execution and delivery of this Amendment Agreement (this "Agreement"), agrees to be bound by all of the terms and provisions of the Credit Agreement applicable to Guarantors.

         1.2 Schedule 4.01 to the Credit Agreement is hereby amended and restated in its entirety to read as Schedule 4.01 annexed hereto.

         1.3 Schedule 4.15 to the Credit Agreement is hereby amended and restated in its entirety to read as Schedule 4.15 annexed hereto.

         1.4. Schedule 7.01(f) to the Credit Agreement is hereby amended by adding the information set forth on the supplement to Schedule 7.01 annexed hereto.






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         1.5  Schedule 7.03 to the Credit Agreement is hereby amended and restated in its entirety to read as Schedule 7.03 annexed hereto.

         1.6 Section 7.04 of the Credit Agreement is hereby amended by deleting the period at the end thereof and adding the following:

              ", except as set forth on Schedule 7.04 annexed hereto."

         1.7 A new Schedule 7.04, which reads as Schedule 7.04 annexed hereto, is hereby added to and made a part of the Credit Agreement.

         1.8 Section 7.05 of the Credit Agreement is hereby amended by deleting the period at the end thereof and adding the following:

              ", except as set forth on Schedule 7.05 annexed hereto."

         1.9 A new Schedule 7.05, which reads as Schedule 7.05 annexed hereto, is hereby added to and made a part of the Credit Agreement.

         1.10 Section 7.06 of the Credit Agreement is hereby amended as follows:

         (a) by amending and restating clause (f) thereof in its entirety to read as follows:

              "(f) loans and advances to Affiliates (other than the Parent and other than the subsidiaries listed on Schedule 7.06 annexed hereto) arising in the ordinary course of business not to exceed $500,000 in the aggregate at any one time outstanding;";

and

         (b)  by (i) deleting the word "and" at the end of clause (h) thereof,
(ii) deleting the period at the end of clause (i) thereof and adding a semicolon followed by the word "and", and (iii) adding a new clause (j) thereof which reads as follows:

              "(j) as set forth on Schedule 7.06 annexed hereto."

         1.11 A new Schedule 7.06, which reads as Schedule 7.06 annexed hereto, is hereby added to and made a part of the Credit Agreement.

         1.12 Section 7.14 of the Credit Agreement is hereby amended by (a) deleting the word "or" on the seventh line immediately before clause (iii) thereof, (b) deleting the period at the end thereof and adding a comma and the word "or", and (c) adding a new clause (iv) thereof which reads as follows:


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              "(iv) as set forth on Schedule 7.14 annexed hereto."

         1.13 A new Schedule 7.14, which reads as Schedule 7.14 annexed hereto, is hereby added to and made a part of the Credit Agreement.

         SECTION 2. WAIVER

         Notwithstanding Section 6.12 of the Credit Agreement, neither Fashion nor Sweater Company must pledge, pursuant to the Security Agreement, its finished inventory and wrapping, packing and shipping materials; provided, however, that upon the respective terminations of the Factoring Agreement dated May 18, 1987 between Fashion and Rosenthal & Rosenthal, Inc. and the Factoring Agreement dated May 12, 1994 between Sweater Company and Rosenthal & Rosenthal, Inc., each of Fashion and Sweater Company, respectively, shall pledge its finished inventory and wrapping, packing and shipping materials which are financed through the issuance of Letters of Credit pursuant to the Security Agreement.

         SECTION 3. CONDITIONS PRECEDENT

         Upon the execution and delivery of counterparts of this Agreement by the parties listed below and, except as specifically provided below, the fulfillment of the following conditions, this Agreement shall be deemed to have become effective as of the date hereof:

         3.1 All representations and warranties contained in this Agreement, the Credit Agreement or otherwise made in writing to the Agent or any Lender in connection herewith shall be true and correct in all material respects (except that for the period through September 20, 1996, only the representations and warranties set forth in Section 4.3 shall be applicable to the New Guarantors and thereafter all representations and warranties shall be applicable subject to such modifications as may be proposed by the Borrowers and agreed to by the Lenders.).

         3.2 No unwaived event shall have occurred and be continuing which constitutes a Default or an Event of Default.

         3.3 No later than October 10, 1996, the Agent and the Lenders shall have received the favorable written opinion of counsel for each of the New Guarantors, addressed to the Lenders and satisfactory to the Agent.

         3.4 The Agent shall have received (i) a copy of the certificate or articles of incorporation or constitutive documents of each of the New Guarantors, certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, and a certificate as to the good standing of each from such Secretary of State or other official, in each case dated as of a recent date; (ii) a certificate of the Secretary of each of the New Guarantors certifying as to such person's By-laws, authorizing resolutions

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adopted by such person's Board of Directors, no further amendments to such person's certificate or articles of incorporation or constitutive documents, and the incumbency and specimen signature of each of such person's officers executing this Agreement; (iii) a certificate of another of such person's officers as to incumbency and signature of its Secretary; and (iv) such other documents as the Agent or any Lender may reasonably request.

         3.5 The fees described in Section 4.8 hereof shall have been paid in full to the persons entitled thereto in immediately available funds.

         SECTION 4. MISCELLANEOUS

         4.1 DKA hereby agrees that, if and when its acquisition of all of the outstanding capital stock of each of Sitazi and Lonestar is confirmed or consummated pursuant to the Stock Purchase Agreement, it shall cause each of Sitazi and Lonestar, concurrently therewith, to enter into a Guarantee in form and substance satisfactory to the Agent and to execute the Security Documents, as applicable, as a Grantor, and to pledge each of Sitazi's and Lonestar's accounts receivable and all other assets pursuant to the Security Agreement.

         4.2 Each of the Borrowers reaffirms and restates the representations and warranties set forth in the Credit Agreement, as applicable, and all such representations and warranties, after giving effect to the amendments set forth in this Agreement, shall be true and correct on the date hereof with the same force and effect as if made on such date.

         4.3 Each of the Borrowers jointly and severally represents and warrants as of the date hereof as follows:

         (a) each of the Borrowers and the New Guarantors has the power, and has taken all necessary corporate action to authorize it, to execute, deliver and carry out the terms and provisions of this Agreement; and

         (b) this Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of each of the Borrowers and the New Guarantors, and is enforceable in accordance with its terms.

         4.4 The term "Agreement", "hereof", "herein" and similar terms as used in the Credit Agreement, and references to the Credit Agreement in the other documents executed and delivered in connection therewith, shall mean and refer to, from and after the effective date of this Agreement as determined in accordance with Section 3 hereof, the Credit Agreement as amended by this Agreement.

         4.5 Except as herein expressly amended, the Credit Agreement and the other documents executed and delivered in connection therewith are each ratified and

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confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

         4.6 Except as specifically set forth herein, nothing herein contained shall constitute a waiver or be deemed to be a waiver, of any existing Defaults or Events of Default, and the Lenders and Agent reserve all rights and remedies granted to them by the Credit Agreement, the other documents executed and delivered in connection therewith, by law and otherwise.

         4.7 This Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. A facsimile signature page shall constitute an original for the purposes hereof.

         4.8 The Borrowers shall pay to the Agent for the account of the Lenders a fee of $50,000, to be distributed to the Lenders in proportion to their Commitments, with respect to this Agreement.

         4.9 THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                       DONNKENNY APPAREL, INC.



                                       By: /s/ Richard Rubin
                                          -----------------------------------
                                             Name:  Richard Rubin
                                             Title: Chief Executive Officer


                                       BELDOCH INDUSTRIES CORPORATION



                                       By: /s/ Richard Rubin
                                          -----------------------------------
                                             Name:  Richard Rubin
                                             Title: Chief Executive Officer


                                       FASHION AVENUE KNITS INC.



                                       By: /s/ Richard Rubin
                                          -----------------------------------
                                             Name:  Richard Rubin
                                             Title: Chief Executive Officer


                                       THE SWEATER COMPANY, INC.



                                       By: /s/ Richard Rubin
                                          -----------------------------------
                                             Name:  Richard Rubin
                                             Title: Chief Executive Officer




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                                       THE CHASE MANHATTAN BANK
                                        (formerly known as Chemical Bank)



                                       By: /s/ Jay Linde
                                          -----------------------------------
                                             Name:  Jay Linde
                                             Title: Vice President


                                       THE BANK OF NEW YORK


                                       By: /s/ Joanne M. Collett
                                          -----------------------------------
                                             Name:  Joanne M. Collett
                                             Title: Vice President


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